CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 13, 2017, relating to the financial statements and financial highlights, which appear in Balanced Portfolio, Capital Growth Portfolio, Conservative Allocation Portfolio, Diversified Value Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth Portfolio, High Yield Bond Portfolio, International Portfolio, Mid-Cap Index Portfolio, Moderate Allocation Portfolio, Money Market Portfolio, REIT Index Portfolio, Short-Term Investment-Grade Portfolio, Small Company Growth Portfolio, Total Bond Market Index Portfolio and Total Stock Market Index Portfolio’s (constituting Vanguard Variable Insurance Funds) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 26, 2017